Exhibit 99.1

Sonos Reports Third Quarter Fiscal 2023 Results

Santa Barbara, CA – August 9, 2023 - Sonos, Inc. (Nasdaq: SONO) today reported third quarter fiscal 2023 results.

Third Quarter 2023 Financial Highlights (unaudited)

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Revenue increased 0.4% year-over-year to $373.4 million; on a constant-currency basis, revenue increased 0.3% year-over-year
●
Gross margin decreased 130 basis points year-over-year to 46.0%
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GAAP net loss of $23.6 million compared to $0.6 million last year
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GAAP net loss margin of 6.3% compared to 0.2% last year
○
GAAP diluted loss per share (EPS) of $0.18 compared to $0.00 last year
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Non-GAAP net income1 of $21.3 million compared to $26.5 million last year
○
Non-GAAP diluted EPS1 of $0.16 compared to $0.19 last year
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Adjusted EBITDA of $34.3 million compared to $42.1 million last year
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Adjusted EBITDA margin of 9.2% compared to 11.3% last year
●
Free cash flow of ($7.8) million. Cash flows from operating activities of $8.9 million
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Inventories of $298.1 million, decreased 8.6% from last quarter
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Finished goods of $240.1 million, decreased 12.5% from last quarter

Notes: 1 Non-GAAP net income/earnings per share (EPS) exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Sonos CEO Patrick Spence commented, “We are pleased to report third quarter revenue of $373.4 million and Adjusted EBITDA of $34.3 million. Despite the challenging environment, we are winning in the market and I’m proud of our team’s execution as we outperform the competition. We remain on track to deliver against our fiscal 2023 guidance.”

Mr. Spence continued, “While we have not yet seen conditions in our categories return to normal, we remain focused on ensuring Sonos can emerge from this period in a position of strength: we are profitable, we are debt free, and we have a huge market opportunity. In mid-June we made the difficult decision to reduce our workforce by 7% in order to protect profitability and allow us to invest in our exciting product roadmap to drive future growth. Continuing to innovate is critical to achieving our long-term potential and I have the utmost confidence in our ability to do so.”

Revised Fiscal 2023 Outlook

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Revenue in the range of $1.64 billion to $1.66 billion, representing a decline of 6% to 5% from fiscal 2022, or a decline of 4% to 3% on a constant currency basis. This compares to a prior outlook range of $1.625 billion to $1.675 billion, which represented a decline of 7% to 4% from fiscal 2022
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Gross margin in the range of 44.0% to 44.2%, compared to prior outlook range of 44.3% to 44.8%
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Adjusted EBITDA in the range of $148 million to $158 million, compared to prior outlook range of $138 million to $168 million
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Adjusted EBITDA margin of 9.0% to 9.5%, compared to prior outlook range of 8.5% to 10%

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its third quarter fiscal 2023 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript

The company will host a webcast of its conference call and Q&A related to its third quarter fiscal 2023 results on August 9, 2023, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.

The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.

An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Revenue	$ 373,356	$ 371,783	$ 1,350,108	$ 1,436,046
Cost of revenue	201,594	195,935	761,672	763,779
Gross profit	171,762	175,848	588,436	672,267
Operating expenses
Research and development	77,758	62,522	235,484	188,798
Sales and marketing	66,600	63,993	208,917	207,684
General and administrative	48,665	42,373	136,219	126,189
Total operating expenses	193,023	168,888	580,620	522,671
Operating (loss) income	(21,261)	6,960	7,816	149,596
Other income (expense), net
Interest income	2,391	429	7,540	585
Interest expense	(274)	(196)	(585)	(384)
Other income (expense), net	1,424	(9,858)	22,169	(13,541)
Total other income (expense), net	3,541	(9,625)	29,124	(13,340)
(Loss) income before provision for (benefit from) income taxes	(17,720)	(2,665)	36,940	136,256
Provision for (benefit from) income taxes	5,851	(2,068)	15,974	4,805
Net (loss) income	$ (23,571)	$ (597)	$ 20,966	$ 131,451

Net (loss) income attributable to common stockholders:
Basic and diluted	$ (23,571)	$ (597)	$ 20,966	$ 131,451

Net (loss) income per share attributable to common stockholders:
Basic	$ (0.18)	$ —	$ 0.16	$ 1.03
Diluted	$ (0.18)	$ —	$ 0.16	$ 0.94

Weighted-average shares used in computing net (loss) income per share attributable to common stockholders:

Basic	128,311,109	127,884,400	127,825,410	127,886,487
Diluted	128,311,109	127,884,400	132,851,379	139,502,527

Total comprehensive (loss) income
Net (loss) income	(23,571)	(597)	20,966	131,451
Change in foreign currency translation adjustment	802	(1,711)	(1,882)	(1,971)
Comprehensive (loss) income	$ (22,769)	$ (2,308)	$ 19,084	$ 129,480

Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	July 1, 2023	October 1, 2022
Assets
Current assets:
Cash and cash equivalents	$ 268,286	$ 274,855
Accounts receivable, net of allowances	114,658	101,206
Inventories	298,146	454,288
Prepaids and other current assets	26,995	37,042
Total current assets	708,085	867,391
Property and equipment, net	94,154	86,168
Operating lease right-of-use assets	51,041	28,329
Goodwill	81,779	77,300
Intangible assets, net
In-process research and development	72,013	64,680
Other intangible assets	21,725	26,384
Deferred tax assets	1,437	1,508
Other noncurrent assets	34,989	36,628
Total assets	$ 1,065,223	$ 1,188,388

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 148,898	$ 335,758
Accrued expenses	91,911	109,290
Accrued compensation	45,067	23,624
Deferred revenue, current	20,028	27,318
Other current liabilities	38,600	39,649
Total current liabilities	344,504	535,639
Operating lease liabilities, noncurrent	53,266	25,596
Deferred revenue, noncurrent	62,237	56,152

Deferred tax liabilities	12,066	9,642
Other noncurrent liabilities	2,940	846
Total liabilities	475,013	627,875

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	130	130
Treasury stock	(32,352)	(50,896)
Additional paid-in capital	609,460	617,390
Retained earnings (accumulated deficit)	18,451	(2,514)
Accumulated other comprehensive loss	(5,479)	(3,597)
Total stockholders’ equity	590,210	560,513
Total liabilities and stockholders’ equity	$ 1,065,223	$ 1,188,388

Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)
	Nine Months Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities
Net income	$ 20,966	$ 131,451
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,054	27,699
Restructuring and abandonment charges	5,125	—
Stock-based compensation expense	59,549	57,463
Other	19,234	8,656
Deferred income taxes	1,569	(1,238)
Foreign currency transaction (gains) losses	(12,698)	4,437
Changes in operating assets and liabilities:
Accounts receivable	(13,934)	(28,476)
Inventories	141,054	(158,129)
Other assets	9,375	(1,587)
Accounts payable and accrued expenses	(204,012)	97,421
Accrued compensation	20,640	(49,769)
Deferred revenue	(4,093)	(10,958)
Other liabilities	382	(1,313)
Net cash provided by operating activities	78,211	75,657
Cash flows from investing activities
Purchases of property and equipment, and intangible assets	(40,085)	(24,946)
Cash paid for acquisitions, net of acquired cash	—	(126,416)

Net cash used in investing activities	(40,085)	(151,362)
Cash flows from financing activities
Payments for debt issuance costs	—	(929)
Payments for repurchase of common stock	(45,063)	(117,093)
Proceeds from exercise of common stock options	20,042	37,257
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of stock awards	(23,914)	(33,412)
Net cash used in financing activities	(48,935)	(114,177)
Effect of exchange rate changes on cash and cash equivalents	4,240	(10,493)
Net decrease in cash and cash equivalents	(6,569)	(200,375)
Cash and cash equivalents
Beginning of period	274,855	640,101
End of period	$ 268,286	$ 439,726
Supplemental disclosure
Cash paid for interest	$ 780	$ 223
Cash paid for taxes, net of refunds	$ 5,217	$ 8,862
Cash paid for amounts included in the measurement of lease liabilities	$ 10,599	$ 11,185
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 7,129	$ 10,937
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 31,547	$ 2,141
Change in estimate of asset retirement obligations	$ 2,185	$ —

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Research and Development (GAAP)	$ 77,758	$ 62,522	$ 235,484	$ 188,798
Stock-based compensation	8,637	7,858	27,353	22,687
Amortization of intangibles	496	641	1,487	2,449
Restructuring and abandonment costs	3,686	-	6,368	-
Research and Development (Non-GAAP)	$ 64,939	$ 54,023	$ 200,276	$ 163,662

Sales and Marketing (GAAP)	$ 66,600	$ 63,993	$ 208,917	$ 207,684
Stock-based compensation	3,590	3,826	12,178	11,650

Restructuring and abandonment costs	4,422	-	5,455	-
Sales and Marketing (Non-GAAP)	$ 58,588	$ 60,167	$ 191,284	$ 196,034

General and Administrative (GAAP)	48,665	42,373	136,219	126,189
Stock-based compensation	5,652	6,647	18,417	21,973
Legal and transaction related costs	14,699	7,459	30,006	17,344
Amortization of intangibles	24	24	72	72
Restructuring and abandonment costs	2,220	-	3,352	-
Adjusted General and Administrative (Non-GAAP)	$ 26,070	$ 28,243	$ 84,372	$ 86,800

Total Operating Expenses (GAAP)	$ 193,023	$ 168,888	$ 580,620	$ 522,671
Stock-based compensation	17,879	18,331	57,948	56,310
Legal and transaction related costs	14,699	7,459	30,006	17,344
Amortization of intangibles	520	665	1,559	2,521
Restructuring and abandonment costs	10,328	-	15,175	-
Adjusted Operating Expenses (Non-GAAP)	$ 149,597	$ 142,433	$ 475,932	$ 446,496

Total Operating Income (GAAP)	$ (21,261)	$ 6,960	$ 7,816	$ 149,596
Stock-based compensation	18,329	18,779	59,549	57,463
Legal and transaction related costs	14,699	7,459	30,006	17,344
Amortization of intangibles	1,493	878	4,690	3,162
Restructuring and abandonment costs	10,328	-	15,175	-
Adjusted Operating Income (Non-GAAP)	$ 23,588	$ 34,076	$ 117,236	$ 227,565
Depreciation	10,716	8,029	30,364	24,537
Adjusted EBITDA (Non-GAAP)	$ 34,304	$ 42,105	$ 147,600	$ 252,102

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
(In thousands, except percentages)
Net (loss) income	$ (23,571)	$ (597)	$ 20,966	$ 131,451
Add (deduct):
Depreciation and amortization	12,209	8,907	35,054	27,699
Stock-based compensation expense	18,329	18,779	59,549	57,463
Interest income	(2,391)	(429)	(7,540)	(585)
Interest expense	274	196	585	384
Other (income) expense, net	(1,424)	9,858	(22,169)	13,541
Provision for (benefit from) income taxes	5,851	(2,068)	15,974	4,805
Legal and transaction related costs (1)	14,699	7,459	30,006	17,344
Restructuring and abandonment costs (2)	10,328	-	15,175	-
Adjusted EBITDA	$ 34,304	$ 42,105	$ 147,600	$ 252,102
Revenue	$ 373,356	$ 371,783	$ 1,350,108	$ 1,436,046
Net (loss) income margin	(6.3)%	(0.2)%	1.6%	9.2%
Adjusted EBITDA margin	9.2%	11.3%	10.9%	17.6%

(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) On June 14, 2023, the Company initiated a restructuring plan to reduce its cost base (the “2023 restructuring plan”). The 2023 restructuring plan included a reduction in force involving approximately 7% of its employees, further reducing the Company’s real estate footprint, and re-evaluating certain program spend. Total pre-tax restructuring and abandonment costs under the 2023 restructuring plan were $11.4 million, substantially all of which were incurred in the third quarter of fiscal 2023, with nominal amounts to be incurred through the first quarter of fiscal 2024. Total restructuring and abandonment costs for the nine months ended July 1, 2023, include $4.8 million non-recurring lease abandonment charges that were incurred in March 2023, when the Company abandoned portions of its office spaces for the remainder of their respective lease terms in support of operational efficiencies.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Reconciliation of GAAP net (loss) income
GAAP net (loss) income	$ (23,571)	$ (597)	$ 20,966	$ 131,451
Stock-based compensation expense	18,329	18,779	59,549	57,463
Legal and transaction related costs	14,699	7,459	30,006	17,344
Amortization of intangibles	1,493	878	4,690	3,162
Restructuring and abandonment costs	10,328	-	15,175	-
Non-GAAP net income	$ 21,278	$ 26,519	$ 130,386	$ 209,420

Reconciliation of net (loss) income per share
GAAP net (loss) income per share, diluted	$ (0.18)	$ -	$ 0.16	$ 0.94
Non-GAAP adjustments to net (loss) income per share	0.34	0.19	0.82	0.56
Non-GAAP net income per share, diluted	$ 0.16	$ 0.19	$ 0.98	$ 1.50
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted	132,885,945	136,542,565	132,851,379	139,502,527
Note: Certain figures may not sum due to rounding

Reconciliation of Cash Flows Provided by (Used in) Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Cash flows provided by (used in) operating activities	$ 8,887	$ (6,717)	$ 78,211	$ 75,657
Less: Purchases of property and equipment, and intangible assets	(16,682)	(9,281)	(40,085)	(24,946)
Free cash flow	$ (7,795)	$ (15,998)	$ 38,126	$ 50,711

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
(In thousands)
Sonos speakers	$ 289,740	$ 314,205	$ 1,070,117	$ 1,133,825
Sonos system products	64,224	38,363	222,748	234,328
Partner products and other revenue	19,392	19,215	57,243	67,893
Total revenue	$ 373,356	$ 371,783	$ 1,350,108	$ 1,436,046

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Americas	$ 251,616	$ 232,421	$ 844,714	$ 844,099
Europe, Middle East and Africa	105,312	112,684	434,806	486,473
Asia Pacific	16,428	26,678	70,588	105,474
Total revenue	$ 373,356	$ 371,783	$ 1,350,108	$ 1,436,046

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
(In thousands)
Cost of revenue	$ 450	$ 448	$ 1,601	$ 1,153
Research and development	8,637	7,858	27,353	22,687
Sales and marketing	3,590	3,826	12,178	11,650
General and administrative	5,652	6,647	18,417	21,973
Total stock-based compensation expense	$ 18,329	$ 18,779	$ 59,549	$ 57,463

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Cost of revenue	$ 973	$ 213	$ 3,131	$ 641
Research and development	496	641	1,487	2,449
Sales and marketing	-	-	-	-
General and administrative	24	24	72	72
Total amortization of intangibles	$ 1,493	$ 878	$ 4,690	$ 3,162

Use of Non-GAAP Measures

We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, net income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs and diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income (expense), income taxes, restructuring and abandonment costs and other items that we do not consider representative of our underlying operating performance. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment and intangible and other assets. We calculate non-GAAP net income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income (loss) less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. We calculate non-GAAP diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs divided by our number of shares at fiscal year end. We calculate constant currency growth percentages by translating our current period financial results using the prior period average currency exchange rates and comparing these amounts to our prior period reported results. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending September 30, 2023, our long-term outlook, our long-term focus, financial, growth and business strategies and opportunities, growth metrics and targets, our business model, new products and services, our product roadmap, profitability and gross margins, market growth and our market share, the macroeconomic environment and our ability to weather it, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the duration and impact of the COVID-19 pandemic and related mitigation efforts on our industry and our supply chain; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; the impact of global economic, market and political events, including broad economic uncertainty, foreign currency exchange fluctuations and inflation; changes in consumer income and overall consumer spending as a result of economic or political uncertainty; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to meet product demand and manage any product availability delays; and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended April 1, 2023 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact

James Baglanis
IR@sonos.com

Press Contact

Erin Pategas

PR@sonos.com

Source: Sonos